WARRANT PURCHASE AGREEMENT
    THIS WARRANT PURCHASE AGREEMENT (this “Agreement”) is made effective as of January 12, 2024 (the “Effective Date”) by and between JANONE INC., a Nevada corporation (the “Company”) or its assigns, and ARMISTICE CAPITAL MASTER FUND LTD., a Cayman Island exempted company with limited liability duly registered with the Cayman Islands (“Holder”).
RECITALS
WHEREAS, Holder is the holder of the Warrant, dated as of August 22, 2023, issued by the Company to Holder (the “Warrant”), and pursuant to which Holder is entitled to purchase 899,348 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), for an exercise price of $0.7561 per share of Common Stock;
WHEREAS, the Company desires the Warrant, owned of record and beneficially by Holder and the Warrant Shares owned beneficially by Holder (the Warrant and the Warrant Shares, collectively, the “Warrant Securities”), be purchased from Holder, and Holder desires to sell the Warrant Securities, in full satisfaction of the Company’s obligations under the Warrant, upon the terms and conditions set forth in this Agreement (the “Warrant Purchase”); and
WHEREAS, the parties desire to enter into this Agreement to define their respective rights, obligations, duties, and remedies pertaining to the Warrant Purchase.
NOW, THEREFORE, in consideration of the foregoing, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
SALE AND PURCHASE
Section 1.Definitions. Capitalized terms used and not defined in this Agreement shall have the meaning provided to such terms in the Warrant and Securities Purchase Agreement, dated as of August 18, 2023.
Section 2.Purchase of the Warrant Securities. On and subject to the terms set forth in this Agreement, Holder hereby sells, transfers, conveys, and delivers all of the Warrant Securities to the Company or its assigns, free and clear of any and all liens, pledges, security interests, restrictions, or encumbrances of any kind or nature. Simultaneously with the execution of this Agreement, Holder shall surrender the Warrant Securities to the Company or its assigns, together with all documentation reasonably necessary to transfer all right, title, and interest in and to the Warrant Securities thereby.
Section 3.Purchase Price. The Company hereby agrees that Holder shall be paid an aggregate purchase price of two hundred fifty thousand dollars ($250,000.00) (the “Purchase Price”) for the Warrant Securities. The parties agree that their collective determination, after extensive negotiation, with respect to the Purchase Price constitutes the Fair Market Value of the Warrant Securities for purposes of their valuation. The parties further agree that the Warrant Purchase, and the transactions contemplated by this Agreement, satisfy the terms and conditions of the Warrant and the parties hereby waive any additional requirements or other terms (procedural or otherwise) in the Warrant or otherwise (not otherwise covered hereby) that conflict with, limit, or restrict the Warrant Purchase in accordance with this Agreement and the transactions contemplated hereby.
Section 4.Payment of Purchase Price. The Purchase Price shall be paid by the Company to Holder as follows:
a)Initial Payment. Simultaneously with the execution of this Agreement, and upon surrender of the Warrant Securities to the Company, the Company shall deliver or cause to be delivered, by means of wire transfer as provided by the Holder, an amount equal to two hundred thousand dollars ($200,000.00) (the “Initial Payment”).
b)Subsequent Payment. Within sixty (60) days after the Effective Date, the Company shall deliver or cause to be delivered, by means of wire transfer to the account specified in the instructions provided by the Holder to the Company on the date hereof, the balance of the Purchase Price, an amount equal to fifty thousand dollars ($50,000.00) (the “Subsequent Payment”). In the event that the Holder does not receive the Subsequent Payment within sixty (60) days after the Effective Date, the Company knowingly, voluntarily and intentionally confesses judgment in favor of the Holder against the Company in any proceeding or action to recover the Subsequent Payment brought by the Holder in any court with jurisdiction over the Agreement. In so doing, the Company expressly (i) waives issuance and service of process, (ii) agrees that it its failure to satisfy its indebtedness to Holder by the sixtieth day after the Effective Date constitutes a breach of the Agreement, and (iii) agrees not to contest the entry of a judgement in any such proceeding or action brought by the Holder for (a) the Subsequent Payment, (b) interest accruing at the highest rate allowable under the law from the date immediately following the Effective Date through the date on which the Company fully satisfies such judgment, and (iii) the Holder’s attorney fees and costs incurred in connection with any action or proceeding to enforce the Agreement.
c)Method of Payment. The Initial Payment and the Subsequent Payment shall be paid by or on behalf of the Company to Holder in immediately available funds by wire transfer to the account specified in the instructions provided by the Holder to the Company on the date hereof.

Section 5.If at any time from the date of this Agreement until the eight-month anniversary of the Effective Date, the Company enters into or announces any Fundamental Transaction (as defined in the Warrant) and the Black Scholes Value (as defined in the Warrant) is a price per warrant (the “BSV Price”) that is higher than the Purchase Price per Warrant ($0.277979158234632 per warrant), then the Company shall pay the Holder the difference between such BSV Price and Purchase Price per Warrant for each Warrant purchased by the Company in the Warrant Purchase.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HOLDER
To induce the Company to enter into and perform its obligations under this Agreement, Holder hereby represents and warrants to the Company as of the date hereof as follows:
Section 1.Existence. Holder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation.
Section 2.Authority and Capacity; No Conflicts. Holder has all requisite power, authority, and capacity to enter into and perform its obligations under this Agreement and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the Warrant Purchase has been duly and validly taken, and the consummation of the Warrant Purchase will not violate any law applicable to Holder or result in a breach of or default under Holder’s organizational documents or any agreement to which Holder is a party or by which Holder is bound.
Section 3.Binding Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of Holder and constitutes a valid and binding agreement of the Holder, enforceable in accordance with and subject to its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other laws affecting enforcement of creditors' rights or by general equitable principles.

Section 4.Title. Holder has good and valid title to the Warrant Securities, free and clear of all liens, encumbrances, equities, or claims, and upon transfer of the Warrant Securities pursuant hereto, good and valid title to the Warrant Securities, free and clear of all liens, encumbrances, equities, or claims, will pass to the Company. The Holder has not sold, distributed, pledged, or otherwise transferred all or any portion, or any interest in, the Warrant Securities, nor agreed to do so.
Section 5.Non-Reliance. Holder (a) is not relying on the Company for any legal, tax, investment, accounting, or regulatory advice, (b) has consulted with its own advisors concerning such matters and (c) has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and operations of the Company, (d) in determining to proceed with the Warrant Purchase, has relied solely on the results of such independent investigation and verification and on the representations and warranties of the Company in Article III, and (e) acknowledges that the Company is entering into this Agreement with it in reliance on the acknowledgments, agreements, representations and warranties set forth in this Article II. The Holder acknowledges that the Company may enter into agreements with other holders of common stock purchase warrants of the Company for the repurchase of such warrants on or about the date of this Agreement at the same price per warrant of such class as provided for in this Agreement.
Section 6.No Approvals or Consents. No consent, approval, or authorization of or exemption by, or declaration, filing, or registration with or notice to, any third party or any legislative, executive, judicial, or administrative body, including any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality, of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise) is required in connection with the execution and delivery by Holder of this Agreement or the consummation of the Warrant Purchase.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
To induce Holder to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to Holder as of the date hereof as follows:
Section 1.Existence. The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation.
Section 2.Authority and Capacity; No Conflicts. The Company has all requisite power, authority, and capacity to enter into and perform its obligations under this Agreement and all action required to be taken for the due and proper authorization, execution, and delivery by it of this Agreement and the consummation of the Warrant Purchase has been duly and validly taken, and the consummation of the Warrant Purchase will not violate any law applicable to the Company or result in a breach of or default under the Company’s organizational documents or any agreement to which the Company is a party or by which the Company is bound.
Section 3.Binding Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with and subject to its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other laws affecting enforcement of creditors' rights or by general equitable principles.
Section 4.No Approvals or Consents. No consent, approval, or authorization of or exemption by, or declaration, filing or registration with or notice to, any third party or any legislative, executive, judicial, or administrative body, including any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality, of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise) is required in connection with the execution and delivery by the Company of this Agreement or the consummation of the Warrant Purchase.
ARTICLE IV
MISCELLANEOUS
Section 1.Disclosure of Warrant Purchase. The Company shall, on or before 9:30 a.m. New York time, on the first business day after the Effective Date (or on the Effective Date, if this Agreement is signed prior to 9:30 a.m. New York time), furnish or file a Current Report on Form 8-K or a press release describing all the material terms of the Warrant Purchase (the “Announcement”). From and after the Announcement, the Company shall be deemed to have disclosed all material, non-public information (if any) provided to Holder by the Company or any of its officers, directors, employees, or agents in connection with the Warrant Purchase. In addition, effective upon the Announcement, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the Warrant Purchase under any agreement, whether written or oral, between itself or any of its officers, directors, affiliates, employees, or agents, on the one hand, and any of Holder or any of its affiliates, on the other hand, shall terminate.
Section 2.General Provisions.
a)Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Holder may not assign its rights or obligations hereunder without the prior written consent of the Company, which shall not be unreasonably, withheld, delayed, denied, or conditioned. This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement; provided, that each Releasee is an express third-party beneficiary of the covenants and agreements set forth herein and is entitled to enforce the terms and provisions of this Agreement.
b)Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.
c)Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
d)Waiver; Remedies. No delay or failure on the part of any party hereto to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at law or in equity. Nothing herein shall be considered an election of remedies.
e)Entire Agreement; Amendment; Prevailing Party. This Agreement sets forth the parties’ final and entire agreement with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements. This Agreement shall not be modified or amended in any fashion except by an instrument in writing signed by the parties hereto. If any action is brought by any party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its court costs and reasonable attorneys’ fees.
f)Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.
g)Notices. All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given or served when given or served by personal delivery, by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, e-mail, or facsimile transmission, or by sending the same by a nationally-recognized overnight delivery service, addressed as follows:
If to Holder:    Armistice Capital Master Fund Ltd.
510 Madison Avenue, 7th Floor
New York, NY 10022
E-mail: legal@armisticecapital.com
With a Mandatory Copy To
(which shall not constitute notice):    Armistice Capital LLC
510 Madison Avenue, 7th Floor
New York, NY 10022
E-mail: legal@armisticecapital.com
If to the Company:    JanOne Inc.
325 E. Warm Springs Rd., Ste 102
Las Vegas, NV 89119
Attn: Tony Isaac
E-mail: tisaac@arcainc.com
With a Mandatory Copy To
(which shall not constitute notice):    Clark Hill LLP
555 South Flower St., 24th Floor
Los Angeles, CA 90071
Attn: Randy Katz
E-mail: rkatz@clarkhill.com
All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered personally or by e-mail prior to 5:00 p.m., in the place of delivery and such day is a Business Day; otherwise, the next Business Day, (ii) on the first Business Day following the date of dispatch if delivered by express mail by a recognized overnight courier service, or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement. For the purposes of this section, “Business Day” shall mean any day other than Saturday, Sunday, or other day on which commercial banks in New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,”

“shelter-in-place,” “non-essential employee,” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of such commercial banks are generally open for use by customers on such day.
h)Survival. All representations, warranties, covenants, and agreements of the parties contained in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated herein.
i)Construction. Each party acknowledges that this Agreement has been negotiated and prepared by the parties; therefore, the language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties. There shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof and should any provision of this Agreement require judicial interpretation, the court interpreting or construing the provision shall not apply any rule of construction that a document is to be construed more strictly against one party.
j)Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.
k)Further Assurances. Each party to this Agreement will, on or any time after the Effective Date of this Agreement, execute and deliver to any other party such further documents or instruments, and take such further actions, as may reasonably be requested by such other party (including the equity holders of the other party) in connection herewith or otherwise to effect the purposes hereof and the transactions contemplated hereby.
l)Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Warrant Purchase.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.
JANONE INC.                ARMISTICE CAPITAL MASTER FUND LTD.
By:                         By:
Name: Tony Isaac                Name:
Title: Chief Executive Officer         Title: